UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 25, 2005

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 25 and 28, 2005, Star Scientific, Inc. (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “Agreement”) with certain existing shareholders (the “Investors”) whereby the Company will sell to the Investors, for an aggregate purchase price of $18,000,000, a total of 3,600,000 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) and warrants, at an exercise price of $5.00 per share, to purchase an additional 3,600,000 shares of Common Stock within nine months of the date of the Agreement. While the issuance of the shares and warrants will not be registered, the Company plans to file a registration statement with respect to the resale of the securities as described in the Agreement. The new funding is intended to provide funds for litigation costs associated with the Company’s ongoing patent infringement lawsuit against R. J. Reynolds Tobacco Company pending in the United States District Court, Baltimore, Maryland, and other Working Capital Purposes.

The Company’s Common Stock is traded on the Nasdaq National Market under the symbol “STSI”. On February 28, 2005, the last reported sale price of the Common Stock was $5.76 per share.

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Item	9.01. Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: February 28, 2005	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer

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